Exhibit 5.1

SIDLEY AUSTIN LLP
1001 PAGE MILL ROAD
BUILDING 1
PALO ALTO, CA 94304
+1 650 565 7000
+1 650 565 7100 FAX

AMERICA ● ASIA PACIFIC ● EUROPE
July 14, 2023
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, California 94111

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the resale from time to time by the selling securityholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of up to (i) an aggregate of 2,041,860 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and (ii) an aggregate of 905,000 shares (the “Warrant Shares”) of Class A Common Stock initially issuable upon the exercise of certain warrants to purchase shares of Class A Common Stock (the “Warrants”). Each of the Shares and the Warrants was issued in a private placement transaction pursuant to the terms of one or more of the following agreements (collectively, the “Securities Issuance Agreements”): (i) the Subscription Agreement, dated as of March 31, 2022, by and among the Company, Grove Collaborative, Inc. and Corvina Holdings Limited, (ii) the Subscription Agreement, dated as of November 10, 2022, by and between the Company and HCI Grove LLC, (iii) the Consulting Agreement, dated as of November 10, 2022, by and between the Company and HCI Grove Management LLC, (iv) the Warrant Agreement, dated as of November 10, 2022, by and between the Company and HCI Grove Management LLC, (v) the Security Issuance Agreement, dated as of December 21, 2022, by and among the Company and Structural Capital Investments III, LP and certain of its affiliates, (vi) the Security Issuance Agreement, dated as of December 21, 2022, by and between the Company and Avenue Sustainable Solutions Fund, L.P., (vii) the Joinder, dated as of June 14, 2023, by and between the Company and Corbin Sustainability & Engagement Fund, L.P., and (viii) the Loan and Security Agreement, dated as of December 21, 2022, by and among the Company, Ocean II PLO LLC, as administrative and collateral agent, and the lending institutions party thereto, including Structural Capital Investments III, LP,
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

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Structural Capital Investments IV, LP, Series PCI Grove, a series of Structural Capital Primary Co-Investment Fund, LLC, and Avenue Sustainable Solutions Fund, L.P.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Certificate of Incorporation of the Company, as amended, as in effect on the date hereof, filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), the Bylaws of the Company as in effect on the date hereof (the “Bylaws”), the Securities Issuance Agreements, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Securities Issuance Agreements and the issuance by the Company of the Shares, the Warrants and the Warrant Shares issuable upon exercise of the respective Warrants. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1.The Shares are validly issued, fully paid and non-assessable.
2.The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act and (ii) certificates representing such Warrant Shares (as applicable) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the exercise price therefor in an amount not less than the par value thereof (including by cashless exercise, if applicable), or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price therefor in an amount not less than the par value thereof, all in accordance with the terms of the respective Warrants and related Securities Issuance Agreements.
With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly

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existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.
We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.
Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Warrant Shares: (i) such Warrant Shares will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.
In rendering the opinion set forth in paragraph (2) above, we have assumed that at the time the Warrant Shares are to be issued upon exercise of the Warrants, there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.
This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP